Exhibit 21

SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Industries, Inc. as of July 31, 2023. The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Worthington Industries Leasing, LLC	Ohio
Worthington Services, LLC	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
New AMTROL Holdings, Inc.	Delaware
AMTROL Inc.	Rhode Island
AMTROL North American Cylinders, LLC	Delaware
AMTROL Water Technology, LLC	Delaware
AMTROL International Investments Inc.	Rhode Island
AMTROL Holding Netherlands B.V.	Netherlands
AMTROL Holding Portugal, SGPS, Unipessoal, Lda	Portugal
AMTROL-ALFA Metalomecanica, S.A.	Portugal
AMTROL Licensing Inc.	Rhode Island
GerCo Holdings, Inc.	Ohio
Cleveland Pickling, Inc.	Delaware
Precision Specialty Metals, Inc.	Delaware
WI Ventures, LLC	Ohio
Worthington-Buckeye, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
dHybrid Systems, LLC	Ohio
GTI Holding Company	Delaware
General Tools & Instruments Company LLC	New York
Mannix Instruments CO., LLC	New York
PTI Distributors LLC	New York
General Tools & Instruments (Shanghai) Company, Ltd.	China
Level5 Tools, LLC	Kansas
Worthington Cryogenics, LLC	Ohio
Worthington Cylinders Mexico, S. de R.L. de C.V.	Mexico
Worthington Industries International S.à.r.l.	Luxembourg
Worthington Industries Poland sp zoo	Poland
Worthington Cylinders GmbH	Austria
PTEC Pressure Technology GmbH	Germany
Worthington Steel Mexico, S.A. de C.V.	Mexico
Worthington Industries Germany UG	Germany
WSMX Holdings, LLC	Ohio
Worthington Cylinders Kansas, LLC	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
WC Realty Holdings LLC	Ohio
Worthington Industries Consumer Products, LLC	Ohio
Tempel Steel Company, LLC	Illinois
T DO B, LLC	Illinois
Tempel Canada Corporation	Canada
Tempel de Mexico, S De R.I. De C.V.	Mexico
Temple HK Holding Co., Limited	Hong Kong
Tempel Changzhou Precision Metal Products Co. Ltd.	China
Tempel Precision Metal Products India Pvt. Ltd.	India
Worthington Industries Engineered Cabs, Inc.	Delaware
The Worthington Steel Company (formerly Worthington Ventures, Inc.)	Delaware
Worthington CDBS Holding, LLC	Ohio
Worthington Mid-Rise Construction, Inc.	Ohio

Worthington Military Construction, Inc.	Ohio
The Worthington Steel Company	Ohio
Worthington Taylor, LLC	Michigan
Worthington Receivables Company, LLC	Delaware
The Worthington Steel Company, LLC	Ohio
Worthington Steel Company of Decatur, LLC	Alabama
Worthington Steel Rome, LLC	Ohio
Worthington Steel Services, LLC	Ohio
Worthington WSP, LLC	Michigan
WS Mexico Holdings, LLC	Ohio

Joint Ventures
Clarkwestern Dietrich Building Systems LLC (1)	Ohio
Serviacero Planos, S. de R.L. de C.V. (2)	Mexico
Spartan Steel Coating, LLC (3)	Michigan
Taxi Workhorse Holdings, LLC (4)	Delaware
TWB Company, LLC (5)	Michigan
Tailor Welded Blanks of Canada, Inc.	Canada
TWB of Ohio, Inc.	Ohio
TWB de Mexico, S.A. de C.V.	Mexico
Worthington Armstrong Venture (WAVE) (6)	Delaware
Worthington Samuel Coil Processing LLC (7)	Ohio

(1) Unconsolidated joint venture with 25% owned by Worthington CDBS Holding, LLC and 75% owned by CWBS-MISA, Inc.

(2) Unconsolidated joint venture with 50% owned by Worthington Steel Mexico, S.A. de C.V. and 50% owned by Inverzer, S.A. de C.V.

(3) Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% owned by AK Steel Corporation.

(4) Unconsolidated joint venture with 80% owned by AEP Taxi Workhorse Aggregator, LLC and 20% owned by Worthington Industries Engineered Cabs, Inc.

(5) Consolidated joint venture with 55% owned by Worthington Steel of Michigan, Inc. and 45% owned by a subsidiary of Boashan Iron & Steel Co., Ltd.

(6) Unconsolidated joint venture, operating as a general partnership, with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc., a subsidiary of Armstrong World Industries, Inc.

(7) Consolidated joint venture with 63% owned by Cleveland Pickling, Inc. and 37% owned by Samuel Manu-Tech Pickling Inc.